CHISHOLM BIERWOLF & NILSON, LLC
533 West 2600 South, suite 25, Bountiful, Utah 84010
Phone: (801)-292-8756 Fax: (801) 292-8809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use of our report dated July 17, 2007, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of Lincoln Mining, Inc. for the fiscal year ended June 30, 2007.

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah 84010
February 4 , 2008